UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2007
E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	000-52426 (Commission File Number)	20-2627531 (I.R.S. Employer Identification No.)
510 Main Street, P.O. Box 49, Adams, Nebraska 68301
(Address of principal executive offices)
(402) 988-4655
(Issuer’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On February 19, 2007, E Energy Adams, LLC (“E Energy Adams”) and Sam Sacco entered into an agreement pursuant to which Mr. Sacco resigned as Chief Executive Officer, effective as of February 19, 2007. The Board of Directors intends to grant Jack L. Alderman, Chairman of the Board of Directors, interim authority to perform the duties of Chief Executive Officer of E Energy Adams until a new Chief Executive Officer is hired.
     Mr. Sacco and E Energy Adams have agreed to the terms of a separation agreement which provides for payment of the amount he is entitled to receive under his pre-existing employment agreement entered into in November 2006. Under this agreement, Mr. Sacco will receive consideration of $25,500. In addition, Mr. Sacco will receive $3,900 to cover approximate costs of health and dental insurance coverage for three months.
     The confidentiality, non-competition, and non-solicitation provisions in Mr. Sacco’s pre-existing employment agreement are to remain in full force and effect.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

February 22, 2007 Date	/s/ Jack L. Alderman Jack L. Alderman, President